Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,548,583
Unrealized Gain (Loss) on Market Value of Futures	2,845,527
Dividend Income	18,188
Interest Income	69,430
ETF Transaction Fees	1,050
Total Income (Loss)	$4,482,778

Expenses
General Partner Management Fees	$47,702
Professional Fees	24,848
Brokerage Commissions	1,260
Non-interested Directors' Fees and Expenses	714
Prepaid Insurance Expense	491
NYMEX License Fee	1,193
Total Expenses	$76,208
Net Income (Loss)	$4,406,570

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/17	$96,270,333
Withdrawals (300,000 Shares)	(5,969,060)
Net Income (Loss)	4,406,570

Net Asset Value End of Month	$94,707,843
Net Asset Value Per Share (4,750,000 Shares)	$19.94

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612